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                                                            SIMTEK CORPORATION


                                                              Exhibit 99.1

                                                  Computation of Per Share Earnings
                                                  ---------------------------------


                                      SHARES                                                                          WEIGHTED AVG
                                                BALANCE              DAYS FROM              SHARE                       SHARES OF
DATE ISSUED                  INCREASE         OUTSTANDING              1/1/97               DAYS                      COMMON STOCK
----------------------------------------------------------------------------------------------------------------------------------
Jan 1, 1997                       -           28,506,685                 90             2,565,601,650
                             ------------------------------------------------------------------------

Balance 3/31/97                               28,506,685                 90             2,565,601,650                  28,506,685
                                              ==========                 ========================================================

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